STEEL CONNECT INC.
2020 STOCK INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT

NOTICE OF GRANT OF RESTRICTED STOCK
Unless otherwise defined herein, the terms defined in the 2020 Stock Incentive Compensation Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock (the “Notice of Grant”) and the Terms and Conditions of Restricted Stock Award attached hereto as Exhibit A (together, this “Agreement”).
Participant:                [NAME]
Address:                [ADDRESS]
                    [ADDRESS]
Participant has been granted this Award of Restricted Stock (this “Award”) underlying Shares of Steel Connect, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Agreement, as follows:
Date of Grant    :            [DATE]
Vesting Date:                [DATE]
Number of Shares
of Restricted Stock:            [NUMBER]
Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Shares of Restricted Stock will vest in accordance with the following schedule:
The Restricted Stock shall vest on the [NUMBER] year anniversary of the Date of Grant.

In the event of the Participant’s Termination of Service by reason of death or Disability, unless otherwise determined by the Committee, all restrictions imposed on any outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Shares of Restricted Stock shall immediately become fully vested as of the date of Termination of Service. In the event of the Participant’s Termination of Service for any reason other than those specifically set forth in the preceding sentence, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Service immediately shall be forfeited and returned to the Company.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated above.
PARTICIPANT                    STEEL CONNECT INC.

Signature                        By

Print Name                        Title

EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD
1.    Grant. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) under the Plan the number of Shares of Restricted Stock indicated in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.
2.    Vesting Schedule. Except as provided in Sections 3 hereof, Section 8(h) and 14 of the Plan, and subject to Section 5 hereof, the Shares of Restricted Stock awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Agreement, unless the Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. As used herein, “Service Provider” means any Employee, Consultant or Director (as such terms are defined in the Plan).
3.    Committee Discretion. The Committee, in its discretion, may as set forth in Section 3(c) of the Plan accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Shares of Restricted Stock will be considered as having vested as of the date specified by the Committee.
4.    Forfeiture upon Termination of Service. Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested as of the time of Participant’s Termination of Service for any or no reason (other than by reason of death or Disability) will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company.
5.    Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if Participant is then deceased, be made to the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Committee or, if no such beneficiary has been designated or survives the Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
6.    Tax Withholdings. Upon the lapse of restrictions on the Shares of Restricted Stock, the Company (or the employing Subsidiary) will withhold a portion of the Shares that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company (or the employing Subsidiary) with respect to the Shares, if any, unless the Company, in its sole discretion, requires the Participant to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund provided for any value of the Shares withheld in excess of the tax obligation as a result of such rounding, all pursuant to such procedures as the Committee may specify from time to time.

Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until all income, employment and other taxes which the Company determines must be withheld or collected with respect to such Shares have been withheld. In addition and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from salary or other amounts payable to the Participant, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares. All income and other taxes related to the Restricted Stock and any Shares delivered in payment thereof are the sole responsibility of the Participant.
7.    Rights as a Shareholder. Participant will have all the rights of a shareholder of the Company including, without limitation, with respect to voting such Shares of Restricted Stock, receiving dividends and distributions on such Shares of Restricted Stock, inspecting the books of the Company and to instituting suit on its behalf, provided however that dividends otherwise payable with respect to Shares of Restricted Stock shall accrue and not be paid unless and until the vesting of the Shares of Restricted Stock with respect to which such dividends have accrued.
8.    83(b) Election. The Participant hereby acknowledges that the Participant has been advised by the Company to seek independent tax advice from the Participant’s advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within thirty (30) days of the Date of Grant. The Participant expressly acknowledges that the Participant is solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company.
9.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD OF RESTRICTED STOCK. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT OR EMPLOYMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
10.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Secretary, at 2000 Midway Lane, Smyrna, TN 37167, or at such other address as the Company may hereafter designate in writing.
11.    Changes in Restricted Stock. In the event of (a) any dividend (excluding any ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-offs, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (b) any unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable pursuant to Section 4(d) of the Plan. Adjustments under Section 4(d) of the Plan shall be consistent with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), to the extent applicable, and adjustments pursuant to the determination of the Committee shall be conclusive and binding on the Participant.
12.    Grant is Not Transferable. Except to the limited extent provided in Section 5 hereof, this Award of Restricted Stock and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
13.    Binding Agreement. Subject to the limitation on the transferability of this Award of Restricted Stock contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
14.    Restrictions on Sale of Securities. The Restricted Stock will be registered under U.S. federal securities laws and will be freely tradable upon completion of all conditions to vesting. However, the Participant’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.
15.    Additional Conditions to Issuance of Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all securities exchanges on which such class of securities is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Shares of Restricted Stock as the Committee may establish from time to time for reasons of administrative convenience.
16.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
17.    Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
18.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Award of Restricted Stock awarded under the Plan or future Shares of Restricted Stock that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20.    Agreement Severable. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect.
21.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. However, an amendment to avoid the imposition of an excise tax under Section 409A, may be made without the Participant consent.
22.    Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
23.    Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of Kent County, Delaware, or the federal courts for the United States for Delaware, and no other courts, where this Award of Restricted Stock is made and/or to be performed. The Participant waives any and all objections and defenses to bringing any such action before a Delaware court including those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
24.    Clawback. The Shares of Restricted Stock are subject to any clawback policies of the Committee from time to time in effect.
25.    Sole Agreement. This Agreement is the entire agreement between the parties, and any and all prior oral and written representations are merged in this Agreement.
26.    Right to Future Awards. The Participant’s eligibility for an award with respect to one year shall not be deemed to create or confer on the Participant any right to a grant in any other year, or any benefit or payment in any similar plan or program that may be established by the Company, in respect of any other year.

27.    Nature of Payments. This Award of Restricted Stock shall not be taken into account in computing the compensation of the Participant for purposes of determining any benefit under (i) any pension, retirement or profit sharing plan of the Company, or (ii) any bonus, life insurance or other employee benefit plan of the Company or (iii) any agreement between the Company and the Participant, except as such plan or agreement shall expressly provide.
28.    Counterparts. The Notice of Grant may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
29.    Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.
30.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time in its discretion.
31.    ERISA. This Award is not intended to be an “employee pension benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and therefore it not subject to the requirements of such statute on the regulations promulgated thereunder.
    32.    Section 409A. It is intended that this Award of Restricted Stock shall either be exempt from Section 409A or shall comply with Section 409A so as not to subject the Participant to payment of any other additional tax, penalty or interest imposed under Section 409A. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Participant. Notwithstanding the foregoing, the Company makes no representations regarding the tax treatment of any payments hereunder, and the Participant shall be responsible for any and all applicable taxes related to this Award of Restricted Stock.
33.    Cancellation of Unvested Shares. The Company may, with the Participant’s written consent, cancel any unvested Shares of Restricted Stock awarded to the Participant under this Agreement. In the event of such cancellation, all of the Participant’s rights as a former holder of such Restricted Stock with respect to such cancelled Restricted Stock shall terminate.
34.    No Liability of the Company. The Company shall not be liable to the Participant or any other person with respect to any tax consequence expected but not realized by the Participant or other person due to the receipt or vesting of the Shares of Restricted Stock.